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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of Genzyme Corporation on Form S-8 (File No. 33-21241) of our report dated May 17, 1996 on our audits of the financial statements of the Genzyme Corporation Retirement Savings Plan as of December 31, 1995 and 1994 and for the years then ended, which report is included in Exhibit 99.1 to this annual report on Form 10-K/A.


                                                 /s/ Coopers & Lybrand L.L.P.



Boston, Massachusetts
June 27, 1996



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